As filed with the Securities and Exchange Commission on November 19, 2021

Registration No. 333-261031

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	51-0394637
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4 Hayarden St.

P.O.B. 1026,

Airport City, 7010000

Israel

+972-3-600-9030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

1-800-927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary Emmanuel, Esq. Eyal Peled, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, NY 10017 +1 212 547 5400	Ron Shuhatovich Barnea & Co. Electra City Tower 58 HaRakevet St. Tel Aviv 6777016, Israel Tel: +972-3-640-0600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)
Common Stock, $0.001 par value per share (3)	8,927,555	$1.0675	$9,530,164.96	$883.45

Total	8,927,555	$1.0675	$9,530,164.96	$883.45

(1)	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the equivalent high and low sales prices of shares of common stock on the Nasdaq Capital Market on November 10, 2021.

(3)

Consists of (i) 1,886,100 shares of common stock issuable upon the exercise of warrants issued in a private placement concurrently with a registered direct offering in October 2021, or the RD Offering, (ii) 3,772,208 shares of common stock issued in a private placement to the same purchasers as in the RD Offering, or the PIPE Offering, (iii) 2,829,156 shares of common stock issuable upon the exercise of warrants issued in connection with the PIPE Offering, and (iv) 440,091 shares of common stock issuable upon the exercise of placement agent warrants issued in connection with the RD Offering and PIPE Offering.

(4)	Previously paid.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 19, 2021

My Size, Inc.

8,927,555 Shares of Common Stock

This prospectus relates to the resale, by the selling stockholders identified in this prospectus, of up to an aggregate of up to 8,927,555 shares of common stock, par value $0.001 per share of My Size, Inc. consisting of (i) 1,886,100 shares of common stock issuable upon the exercise of warrants issued in a private placement concurrently with a registered direct offering in October 2021, or the RD Offering, (ii) 3,772,208 shares of common stock issued in a private placement to the same purchasers as in the RD Offering, or the PIPE Offering, (iii) 2,829,156 shares of common stock issuable upon the exercise of warrants issued in connection with the PIPE Offering, and (iv) 440,091 shares of common stock issuable upon the exercise of placement agent warrants issued in connection with the RD Offering and PIPE Offering, or the Offerings.

The selling stockholders are identified in the table commencing on page 7. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. However, we may receive the proceeds from any exercise of warrants if the holders do not exercise the warrants on a cashless basis. See “Use of Proceeds.”

The selling stockholders may sell all or a portion of the shares of common stock from time to time in market transactions through any market on which our shares of common stock are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “MYSZ”. On November 18, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.87 per share.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November         , 2021.

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information”.

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any security other than the shares of common stock offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

We implemented a 1-for-15 reverse stock split of our outstanding shares of common stock that was effective for Nasdaq Capital Market purposes at the open of business on November 19, 2019. All share and related option and warrant information presented in this prospectus have been retroactively adjusted to reflect the reduced number of shares and the increase in the share price which resulted from this action.

ii

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references to “we,” “our,” “us,” “My Size” or the “Company” in this prospectus mean My Size, Inc. on a consolidated basis with its wholly-owned subsidiary, My Size (Israel) 2014 Ltd., as applicable.

Overview

We are a creator of mobile device measurement solutions that has developed innovative solutions designed to address shortcomings in multiple verticals, including the e-commerce fashion/apparel, shipping/parcel and do it yourself, or DIY, industries. Utilizing our sophisticated algorithms within our proprietary technology, we can calculate and record measurements in a variety of novel ways, and most importantly, increase revenue for businesses across the globe.

Our solutions can be utilized to accurately take measurements of a variety of items via a mobile device. By downloading the application to a smartphone, the user is then able to run the mobile device over the surface of an item the user wishes to measure. The information is then automatically sent to a cloud-based server where the dimensions are calculated through our proprietary algorithms, and the accurate measurements (+ or - 2 centimeters) are then sent back to the user’s mobile device. We believe that the commercial applications for this technology are significant in many areas.

Currently, we are mainly focusing on the e-commerce fashion/apparel industry. In addition, our solutions address the shipping/parcel and DIY uses markets.

While we rollout our products to major retailers and apparel companies, there is a lead time for new customers to ramp up before we can recognize revenue. This lead time varies between customers, especially when the customer is a tier 1 retailer, where the integration process may take longer. Generally, first we integrate our product into a customer’s online platform, which is followed by piloting and implementation, and, assuming we are successful, commercial roll-out, all of which takes time before we expect it to impact our financial results in a meaningful way. While we have begun generating initial sales revenue, we do not expect to generate meaningful revenue during the upcoming quarters. Because of the numerous risks and uncertainties associated with the success of our market penetration and our dependence on the extent to which MySizeID is adopted and utilized, we are unable to predict the extent to which we will recognize revenue. We may be unable to successfully develop or market any of our current or proposed products or technologies, those products or technologies may not generate any revenues, and any revenues generated may not be sufficient for us to become profitable or thereafter maintain profitability.

Important Information about COVID-19

In late 2019, a novel strain of COVID-19, also known as coronavirus, was reported in Wuhan, China. While initially the outbreak was largely concentrated in China, it has now spread to Israel and the United States, and infections have been reported globally. Many countries around the world, including in Israel, have from time to time significant governmental measures implemented to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. These measures have resulted in work stoppages and other disruptions. We implemented remote working and work place protocols for our employees in accordance with Israeli government requirements. In addition, while we have seen an increased demand for MySizeID, the COVID-19 pandemic has had a particularly adverse impact on the retail industry and this has resulted in an adverse impact on our marketing and sales activities. For example, we have three ongoing pilots with international retailers that have been halted, we are unable to participate physically in industry conferences, our ability to meet with potential customers is limited, and in certain instances sales processes have been delayed or cancelled. The extent to which COVID-19 continues to impact our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain COVID-19 or treat its impact.

1

Recent Developments

Amendment to Purchase Agreement

On May 26, 2021, we, My Size Israel and Shoshana Zigdon entered into an Amendment to Purchase Agreement, or the Amendment, which made certain amendments to a Purchase Agreement between the parties dated February 16, 2014, or the Purchase Agreement.

Pursuant to the Amendment, Ms. Zigdon agreed to irrevocably waive (i) the right to repurchase certain assets related to the collection of data for measurement purposes that My Size Israel acquired from Ms. Zigdon under the Purchase Agreement and upon which our business is substantially dependent, or the Assets, and (ii) all past, present and future rights in any of the intellectual property rights sold, transferred and assigned to My Size Israel under the Purchase Agreement and any modifications, amendments or improvements made thereto, including, without limitation, any compensation, reward or any rights to royalties or to receive any payment or other consideration whatsoever in connection with such intellectual property rights, or the Waiver. In consideration of the Waiver, we issued 2,500,000 shares of common stock to Ms. Zigdon, or the Shares.

Under the Purchase Agreement prior to the Amendment, Ms. Zigdon had a right to repurchase the Assets until June 16, 2021 at the market price of the Assets as determined by a third party independent valuation. In addition, under the Purchase Agreement prior to the Amendment, Ms. Zigdon would have had a right to receive 18% of My Size Israel’s operating profit, directly or indirectly connected with the Assets, together with VAT for a period of seven years from the end of the development period of My Size Israel’s measurement solution.

Under the Amendment, we agreed that, as soon as practicable but in any event no later than June 24, 2021 it shall use commercially reasonable efforts to file a registration statement on Form S-3 (or Form S-1 if Form S-3 is unavailable) providing for the resale by Ms. Zigdon of the Shares, or the Registration Statement, and use our commercially reasonable efforts to cause such Registration Statement to become effective by July 26, 2021.

In the Amendment Ms. Zigdon agreed to a lock up of the Shares until November 1, 2021, and that following the effectiveness of the Registration Statement and subject to compliance with applicable securities laws, Ms. Zigdon will be entitled to sell one-fourth of the Shares each month beginning July 30, 2021.

October 2021 Financings

On October 26, 2021, holders of warrants exercised an aggregate of 2,625,908 shares of common stock in consideration for $2,889,000.

On October 26, 2021, we entered into securities purchase agreements, or the RD Purchase Agreements with several institutional investors, or the Purchasers, pursuant to which the Company agreed to sell and issue in the RD Offering an aggregate of 2,514,800 of our shares of common stock, or the RD Shares, and, in a concurrent private placement, an aggregate of 1,886,100 unregistered warrants to purchase shares of common stock, or the RD Warrants, at an offering price of $1.352 per share and associated warrant. In addition, we entered into security purchase agreements, or the PIPE Purchase Agreements, and together with the RD Purchase Agreements, the Purchase Agreements, with the Purchasers pursuant to which we agreed to sell and issue in a PIPE Offering an aggregate of 3,772,208 unregistered shares of common stock, or the PIPE Shares, and together with the RD Shares, the Shares, and unregistered warrants to purchase up to an aggregate of 2,829,156 shares of common stock, or the PIPE Warrants and together with the RD Warrants, the Warrants, at the same purchase price as in the RD Offering. The Offerings closed on October 28, 2021.

The Warrants are immediately exercisable and expire five years from issuance at an exercise price of $1.26 per share, subject to adjustment as set forth therein. The Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares underlying the warrants.

In connection with the PIPE Purchase Agreement, we entered into a registration rights agreement, or the Registration Rights Agreement, with the Purchasers. Pursuant to the Registration Rights Agreement, we will be required to file a resale registration statement, or the Registration Statement, with the Securities and Exchange Commission, or the SEC, to register for resale the shares issuable in connection with the PIPE Offering, including shares issuable upon exercise of the Warrants, within 20 days of the signing date of the PIPE Purchase Agreement, or the Signing Date, and to have such Registration Statement declared effective within 60 days after the Signing Date in the event the Registration Statement is not reviewed by the SEC, or 90 days of the Signing Date in the event the Registration Statement is reviewed by the SEC. We will be obligated to pay certain liquidated damages to the Purchaser if we fail to file the Registration Statement when required, fail to cause the Registration Statement to be declared effective by the SEC when required, of if we fail to maintain the effectiveness of the Registration Statement.

The Purchase Agreements and the Registration Rights Agreements also contain representations, warranties, indemnification and other provisions customary for transactions of this nature.

Aggregate gross proceeds to us in respect of the Offerings was approximately $8.5 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us.

We also entered into a letter agreement, or the Engagement Agreement, with H.C. Wainwright & Co., LLC, or Wainwright, pursuant to which Wainwright agreed to serve as the exclusive placement agent for us in connection with the Offerings. We paid Wainwright a cash placement fee equal to 7% of the aggregate purchase price for the Shares sold in the Offerings, a management fee of 1% of the aggregate purchase price for the Shares sold in the Offerings, a non-accountable expense allowance of $35,000, $50,000 for fees and expenses of legal counsel and clearing expenses of $15,950. Wainwright also received placement agent warrants, or the Placement Agent Warrants, on substantially the same terms as the Purchasers in the Offering in an amount equal to 7% of the aggregate number of Shares sold in the Offerings, or 440,091 shares, at an exercise price of $1.69 per share and a term expiring on October 26, 2026.

2

Shareholder Activism

In May 2021, we received notice from Custodian Ventures, LLC, or Custodian, of its intention to nominate four candidates to stand for election to our board of directors at our 2021 annual meeting of stockholders. Custodian subsequently made a book and records request and has made public statements calling for changes to our management.

On September 22, 2021, Custodian, commenced an action in the Court of Chancery of the State of Delaware captioned, Custodian Ventures, LLC v. Mysize, Inc., C.A. No. 2021-0817-LWW, or the Delaware Action. In the Delaware Action, Custodian sought an order from the Court of Chancery pursuant to Section 211 of the General Corporation Law of the State of Delaware compelling us to hold an annual meeting. As further described below, on November 4, 2021, we entered into a settlement agreement, or the Settlement Agreement, with Custodian, Activist Investing LLC, David Aboudi, Partick Loney and David Natan, collectively, the Lazar Parties, settling and dismissing the Delaware Action.

On October 19, 2021, we commenced an action in the United States District Court for the Southern District of New York captioned My Size, Inc. v. David Lazar, Custodian Ventures LLC, Activist Investing LLC, Milton C. Ault III, Ault Alpha LP, Ault Alpha GP LLC, Ault Capital Management LLC, Ault & Company Inc., David Aboudi, Patrick Loney and David Nathan, Civil Action No, 1:21-cv-08585, pursuant to Sections 13(d) and 14(a) of the Securities Exchange Act of 1934, and certain rules promulgated thereunder, or the SDNY Action. The complaint sought, among other things, declaratory and injunctive relief related to defendants’ efforts to nominate a slate of directors for election at our next annual meeting of. The complaint alleged that the defendants formed an undisclosed “group” for purposes of Section 13(d) and has misrepresented its true purpose in purchasing My Size, Inc. stock in filings made with the SEC. In addition, the complaint alleged that the defendants engaged in an unlawful solicitation of investors in violation of the Exchange Act proxy rules in connection with their efforts to elect a slate of directors to our board of directors. On October 20, 2021, the Court signed an order granting a hearing on an anticipated motion for a preliminary injunction and expedited scheduling and discovery in aid thereof, and scheduled that hearing for December 2, 2021. As further described below, on November 4, 2021, we entered into the Settlement Agreement with the Lazar Parties settling and dismissing the claims asserted in the SDNY Action and the Delaware Action against one another. On November 8, 2021, the remaining defendants in the SDNY Action filed and answer and counterclaim asserting a claim against us pursuant to New York Civil Rights Law Section 70-a, also known as New York’s anti-SLAPP statute.

On November 4, 2021, we entered into the Settlement Agreement with the Lazar Parties. Pursuant to the Settlement Agreement, we and the Lazar Parties agreed to compromise and settle the Delaware Action and SDNY Action. In addition, pursuant to the Settlement Agreement, we agreed to reimburse Custodian for out of pocket expenses and in consideration for the dismissal and release of claims against the Company an aggregate amount equal to $275,000, to be paid within three business days of the effective date of the Settlement Agreement. With respect to our 2021 annual meeting of stockholders, Custodian agreed to, among other things, withdraw or rescind (i) its May 12, 2021 notice of stockholder nominations of four director candidates with respect to our 2021 annual meeting of stockholders, (ii) the notice dated October 28, 2021 submitted by Custodian to us notifying us of Custodian’s continued intent to bring its nomination of four director candidates before our stockholders at the 2021 annual meeting, and (iii) any and all related materials and notices submitted to us in connection therewith or related thereto and to not take any further action in connection with the solicitation of any proxies in connection with us. Custodian also agreed to cease any and all solicitation and other activities in connection with the 2021 annual meeting. In addition, Custodian agreed to certain customary standstill provisions for a period of five years beginning on the effective date of the Agreement, or the Standstill Period. The Settlement Agreement also provides that during the Standstill Period, the Lazar Parties will vote all shares of our common stock it beneficially owns in in accordance with any proposal or recommendation made by us or our Board of Directors that is submitted to our stockholders, unless to do so would violate applicable law and except with respect to certain extraordinary transactions. The Settlement Agreement also contains non-disparagement and confidentiality provisions, subject to certain exceptions.

Company Information

We were incorporated in the State of Delaware and commenced operations in September 1999 under the name Topspin Medical, Inc. In December 2013, we changed our name to Knowledgetree Ventures Inc. Subsequently, in February 2014, we changed our name to My Size, Inc. Our principal executive offices are located at 4 Hayarden, pob 1026, Airport City, Israel 7010000, and our telephone number is +972-3-600-9030. Our website address is www.MySizeID.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

3

The Offering

Shares Offered

Up to 8,927,555 shares of common stock, par value $0.001 per share of My Size Inc., consisting of (i) 1,886,100 shares of common stock issuable upon the exercise of warrants issued in a private placement concurrently with the RD Offering, (ii) 3,772,208 shares of common stock issued in a private placement to the same purchasers as in the RD Offering, (iii) 2,829,156 shares of common stock issuable upon the exercise of warrants issued in connection with the PIPE Offering, and (iv) 440,091 shares of common stock issuable upon the exercise of placement agent warrants issued in connection with the RD Offering and PIPE Offering, or the Offerings. The selling stockholders are identified in the table commencing on page 7.

Shares of Common Stock Outstanding at November 11, 2021	23,982,503 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. However, we may receive the proceeds from any exercise of Warrants and Placement Agent Warrants if the holders do not exercise the warrants on a cashless basis. See the section of this prospectus titled “Use of Proceeds.”

Nasdaq Capital Market Symbol	MYSZ

Risk factors	Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page 5 of this prospectus.

Unless otherwise indicated, the number of shares of common stock outstanding prior to and after this offering is based on 23,982,503 shares of common stock outstanding as of November 11, 2021, and excludes as of such date:

●	968,847 shares of common stock issuable upon exercise of outstanding options under our 2017 Equity Incentive Plan at a weighted exercise price of $1.06;

●	59,602 shares of common stock issuable upon exercise of outstanding options under our 2017 Consultant Equity Incentive Plan and non-plan options at a weighted exercise price of $4.83;

●	80,000 shares of common stock issuable upon the vesting of certain performance-based restricted stock units outstanding under the Company’s 2017 Equity Incentive Plan;

●	636,440 shares of common stock reserved for potential future issuance pursuant to our 2017 Equity Incentive Plan and 2017 Consultant Incentive Plan, combined; and
●	2,043,756 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $1.08 per share.

Unless otherwise stated, all information in this prospectus assumes no exercise of the outstanding options or warrants into ordinary shares as described above.

4

RISK FACTORS

An investment in our securities involves a high degree of risk, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 10-K. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

The sale of a substantial amount of our shares of common stock including resale of the shares being registered hereunder in the public market could adversely affect the prevailing market price of our common stock.

We are registering for resale 8,927,555 shares of common stock. Sales of substantial amounts of shares of our shares of common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of common stock, and the market value of our other securities. We cannot predict if and when selling stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or in our Annual Report on Form 10-K that is incorporated by reference herein. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

●	our history of losses and needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

●	risks related to our ability to continue as a going concern;

●	risk related to the outbreak of coronavirus;

●	the new and unproven nature of the measurement technology markets;

●	our ability to achieve customer adoption of our products;

●	our dependence on assets we purchased from a related party and the risk that such assets may in the future be repurchased;

●	our ability to enhance our brand and increase market awareness;

●	our ability to introduce new products and continually enhance our product offerings;

●	the success of our strategic relationships with third parties;

●	information technology system failures or breaches of our network security;

●	competition from competitors;

●	our reliance on key members of our management team;

●	current or future litigation; and

●	the impact of the political and security situation in Israel on our business.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and the documents that we reference herein and have filed as exhibits to the Annual Report on Form 10-K, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date hereof. Because the risk factors referred to in this prospectus or in our Annual Report on Form 10-K, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

5

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. We expect that the selling stockholders will sell their shares of common stock as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the Warrants and Placement Agent Warrants and issuance of the underlying warrant shares to the extent that these warrants are exercised for cash. The Warrants and Placement Agent Warrants, however, are exercisable on a cashless basis under certain circumstances. If all of the warrants mentioned above were exercised for cash in full, the proceeds would be approximately $6.68 million. We intend to use the net proceeds of such warrant exercise, if any, for general corporate purposes and working capital.

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. We can make no assurances that any of the warrants and placement agent warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those shares of common stock issued in the PIPE Offering, and those shares of common stock issuable upon exercise of Warrants and Placement Agent Warrants previously issued in connection with both the RD Offering and PIPE Offering. For additional information regarding the issuance of those shares of common stock and warrants, see “Prospectus Summary – October 2021 Financings” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares of common stock for resale from time to time. Other than with respect to Wainwright, which acted as our placement agent in each of the October 2021, the January 2020, May 2020 financings and our former at-the-market offering facility that was established in September 2019, except for the ownership of the Warrants and Placement Agent Warrants issued, and the shares of common stock issued and issuable pursuant to prior financings, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number the shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and Warrants or Placement Agent Warrants to purchase the shares of common stock, as of November 11, 2021, assuming exercise of the Warrants or Placement Agent Warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercises. The third column lists the maximum number of the shares of common stock being offered in this prospectus by the selling stockholders. The fourth and fifth columns list the amount of the shares of common stock owned after the offering, by number of the shares of common stock and percentage of outstanding the shares of common stock (assuming for the purpose of such percentage, 23,982,503 shares outstanding as of November 11, 2021) assuming in both cases the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus, and without regard to any limitations on conversions or exercises.

Under the terms of the Warrants and Placement Agent Warrants issued in the Offerings, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock not yet issuable upon exercise of the warrants and placement agent warrants which have not been exercised. The number of shares does not reflect this limitation. The selling stockholders may sell all, some or none of their shares of common stock or warrants or placement agent warrants in this offering. See “Plan of Distribution.”

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Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After the Offering		Percentage of Shares of Common Stock Owned After the Offering
Armistice Capital Master Fund Ltd. (1)	2,293,467	(2)	2,121,866	(3)	171,601	(4)	*
Altium Growth Fund, LP (5)	2,750,566	(6)	2,121,866	(7)	628,700	(8)	2.55%
3i, LP (9)	2,381,869	(10)	2,121,866	(11)	260,003	(12)	1.07%
Anson Investments Master Fund LP (13)	1,781,237	(14)	1,591,397	(15)	189,840	(16)	*
Anson East Master LP (17)	530,469	(18)	530,469	(18)	-		*
Michael Vasinkevich (19)	476,901	(20)	282,208	(21)	194,693	(22)	*
Noam Rubinstein (19)	234,268	(23)	138,629	(24)	95,639	(25)	*
Craig Schwabe (19)	25,100	(26)	14,853	(27)	10,247	(28)	*
Charles Worthman (19)	7,437	(29)	4,401	(30)	3,036	(31)	*

*	Denotes less than 1%

(1)	The shares of common stock are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. Of the shares of common stock held by the Master Fund, 1,350,415 are issuable only upon the exercise of warrants, which are subject to a beneficial ownership limitation preventing the Master Fund from exercising any portion of the warrants if such exercise would result in the Master Fund owning greater than 4.99% of our outstanding shares of common stock following such exercise. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(2)

Represents (i) 171,601 shares of common stocks issuable upon exercise of warrants issued in our January 2020 private placement, (ii) 471,525 shares of common stock issuable upon exercise of Warrants issued in the RD Offering, (iii) 943,052 shares issued in the PIPE Offering, and (iv) 707,289 shares of common stock issuable upon exercise of Warrants issued in the PIPE Offering.

(3)

Represents (i) 471,525 shares of common stock issuable upon exercise of Warrants issued in the RD Offering, (ii) 943,052 shares issued in the PIPE Offering, and (iii) 707,289 shares of common stock issuable upon exercise of Warrants issued in the PIPE Offering.

(4)	Represents 171,601 shares of common stocks issuable upon exercise of warrants issued in our January 2020 private placement.

(5)	Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019.

(6)	Represents (i) 628,700 shares issued in the RD Offering, (ii) 471,525 shares of common stock issuable upon exercise of Warrants issued in the RD Offering, (iii) 943,052 shares issued in the PIPE Offering, and (iv) 707,289 shares of common stock issuable upon exercise of Warrants issued in the PIPE Offering.

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(7)	Represents (i) 471,525 shares of common stock issuable upon exercise of Warrants issued in the RD Offering, (ii) 943,052 shares issued in the PIPE Offering, and (iii) 707,289 shares of common stock issuable upon exercise of Warrants issued in the PIPE Offering.

(8)	Represents 628,700 shares issued in the RD Offering.

(9)	The business address of 3i, LP is 140 Broadway, 38th Floor, New York, NY 10005. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i, LP. Mr. Tarlow disclaims any beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC

(10)	Represents (i) 943,052 shares issued in the PIPE Offering, (ii) 707,289 shares of common stock issuable upon exercise of Warrants issued in the PIPE Offering, (iii) 471,525 shares of common stock issuable upon exercise of Warrants issued in the RD Offering, and (iv) 260,003 previously issued shares.

(11)	Represents (i) 943,052 shares issued in the PIPE Offering, (ii) 707,289 shares of common stock issuable upon exercise of Warrants issued in the PIPE Offering, and (iii) 471,525 shares of common stock issuable upon exercise of Warrants issued in the RD Offering.

(12)	Represents 260,003 previously issued shares.

(13)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(14)	Represents (i) 7,407 shares of common stock issuable upon exercise of warrants issued in our October 2017 financing, (ii) 10,833 shares of common stock issuable upon exercise of warrants issued in our February 2018 financing, (iii) 171,600 shares of common stock issuable upon exercise of warrants issued in our January 2020 private placement, (iv) 707,288 shares issued in the PIPE Offering, (v) 530,466 shares of common stock issuable upon exercise of Warrants issued in the PIPE Offering, and (vi) 353,643 shares of common stock issuable upon exercise of Warrants issued in the RD Offering.

(15)	Represents (i) 707,288 shares issued in the PIPE Offering, (ii) 530,466 shares of common stock issuable upon exercise of Warrants issued in the PIPE Offering, and (iii) 353,643 shares of common stock issuable upon exercise of Warrants issued in the RD Offering.

(16)	Represents (i) 7,407 shares of common stock issuable upon exercise of Warrants issued in our October 2017 financing, (ii) 10,833 shares of common stock issuable upon exercise of warrants issued in our February 2018 financing, and (iii) 171,600 shares of common stock issuable upon exercise of warrants issued in our January 2020 private placement.

(17)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson, hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

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(18)	Represents (i) 235,764 shares issued in the PIPE Offering, (ii) 176,823 shares of common stock issuable upon exercise of warrants issued in the PIPE Offering, and (iii) 117,882 shares of common stock issuable upon exercise of warrants issued in the RD Offering.

(19)	Referenced person is affiliated with Wainwright, a registered broker dealer. Wainwright is a registered broker-dealer and acted as our placement agent in the Offerings and our January 2020 and May 2020 financings and has acted as sales agent in our at-the-market equity offering. The selling stockholders have advised us that they purchased the securities in the ordinary course of business and, at the time of purchase of the securities that are registered for resale, the selling shareholders had no agreements or understanding, directly or indirectly with any person to distribute securities.

(20)	Represents (i) 19,807 shares of common stock issuable upon exercise of placement agent warrants issued in our January 2020 private placement, (ii) 174,886 shares of common stock issuable upon exercise of placement agent warrants issued in our May 2020 offering, and (iii) 282,208 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Offerings.

(21)	Represent 282,208 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Offerings.

(22)	Represents (i) 19,807 shares of common stock issuable upon exercise of placement agent warrants issued in our January 2020 private placement, and (ii) 174,886 shares of common stock issuable upon exercise of placement agent warrants issued in our May 2020 offering.

(23)	Represents (i) 9,730 shares of common stock issuable upon exercise of placement agent warrants issued in our January 2020 private placement, (ii) 85,909 shares of common stock issuable upon exercise of placement agent warrants issued in our May 2020 offering, and (iii) 138,629 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Offerings.

(24)	Represent 138,629 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Offerings.

(25)	Represents (i) 9,730 shares of common stock issuable upon exercise of placement agent warrants issued in our January 2020 private placement, and (ii) 85,909 shares of common stock issuable upon exercise of placement agent warrants issued in the May 2020 offering.

(26)	Represents (i) 1,042 shares of common stock issuable upon exercise of placement agent warrants issued in our January 2020 private placement, (ii) 9,205 shares of common stock issuable upon exercise of placement agent warrants issued in our May 2020 offering, and (iii) 14,853 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Offerings.

(27)	Represent 14,853 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Offerings.

(28)	Represents (i) 1,042 shares of common stock issuable upon exercise of placement agent warrants issued in our January 2020 private placement, and (ii) 9,205 shares of common stock issuable upon exercise of placement agent warrants issued in our May 2020 offering.

(29)	Represents (i) 309 shares of common stock issuable upon exercise of placement agent warrants issued in our January 2020 private placement, (ii) 2,727 shares of common stock issuable upon exercise of placement agent warrants issued in our May 2020 offering and (iii) 4,401 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Offerings.

(30)	Represent 4,401 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Offerings.

(31)	Represents (i) 309 shares of common stock issuable upon exercise of placement agent warrants issued in our January 2020 private placement, and (ii) 2,727 shares of common stock issuable upon exercise of placement agent warrants issued in our May 2020 offering.

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DESCRIPTION OF THE OFFERED SECURITIES

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. This prospectus provides you with a general description of the common stock the selling stockholders may offer.

As of November 11, 2021, our authorized share capital consists of 100,000,000 shares of common stock, $0.001 par value per share, of which 23,982,503 are outstanding. Our authorized but unissued shares of common stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock.

The description below is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation, or our Certificate of Incorporation, and amended and restated bylaws, or our Bylaws.

We implemented a 1-for-15 reverse stock split of our outstanding shares of common stock that was effective for Nasdaq Capital Market purposes at the open of business on November 19, 2019. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the reduced number of shares and the increase in the share price which resulted from this action.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of our company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our Certificate of Incorporation and our Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Certificate of Incorporation and our Bylaws and Delaware law, as applicable, among other things:

●	provide our board with the ability to alter the Bylaws without stockholder approval;

●	place limitations on the removal of directors; and

●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause our market price of our common stock to decline.

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Advance Notice Bylaws. Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board of Directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Interested Stockholder Transactions. We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Forum Selection

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) will, to the fullest extent permitted by applicable law and subject to applicable jurisdictional requirements, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring claims, including claims in the right of the Company, (i) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors and Certificate of Incorporation will include such an exculpation provision. Our Certificate of Incorporation and Bylaws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of us, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation and Bylaws will also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our Certificate of Incorporation will expressly authorize us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. The telephone number of VStock Transfer, LLC is (212) 828-8436.

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Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ” and on the TASE under the symbol “MYSZ”.

PLAN OF DISTRIBUTION

We are registering the PIPE Shares and the shares of common stock issuable upon exercise of the Warrants and Placement Agent Warrants to permit the resale of these shares of common stock by the holders of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock other than proceeds from the cash exercise of the Warrants and Placement Agent Warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants, placement agent warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, estimated to be $50,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by McDermott Will & Emery LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of My Size, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred significant losses and negative cash flows from operations and has an accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report covering the December 31, 2020 financial statements refers to a change in the method of accounting for leases.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-1 we filed with the SEC, under the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain a web site at www.MySizeID.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021;

●	our Quarterly Report on Form 10-Q for quarter ended March 31, 2021 filed with the SEC on May 14, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 16, 2021 and our Quarterly Report on Form 10-Q for quarter ended September 30, 2021 filed with the SEC on November 15, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2021, March 25, 2021, May 7, 2021, May 27, 2021, October 28, 2021 and November 5, 2021 (excluding information furnished pursuant to Item 7.01 of Form 8-K).

●	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on June 14, 2016 (File No. 001-37370).

We also incorporate by reference all future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at Or Kles, Chief Financial Officer, Hayarden 4, Airport City, Israel 701000, telephone number 972-3-600-9030 or by emailing us at ir@mysizeid.com.

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My Size, Inc.

November , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance And Distribution

The following table sets forth the fees and expenses, other than placement agent fees and expenses, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee.

Item	Amount to be paid
SEC registration fee	$883.45
Printing expenses	-
Legal fees and expenses	25,000
Accounting fees and expenses	25,000
Total	$50,883.45

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation and Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

We sold the securities described below within the past three years which were not registered under the Securities Act.

In January 2019, we entered into a consulting agreement with a consultant pursuant to which we agreed to issue a warrant to purchase up to 3,334 shares of our common stock upon execution of the agreement and a further warrant to purchase 6,667 shares of our common stock. The warrants are exercisable at $15.00 per share and have a term of 12 months from the date of issuance.

On January 15, 2020, we entered into a securities purchase agreement with the several institutional investors pursuant to which we agreed to sell and issue, in a registered direct offering, 514,801 of our shares of common stock at a purchase price per share of $3.885 for aggregate gross proceeds of approximately $2.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. In a concurrent private placement, we also agreed to sell and issue to the investors warrants to purchase up to 514,801 shares of our common stock. The warrants are immediately exercisable and will expire five and one-half years from issuance at an exercise price of $3.76 per share, subject to adjustment as set forth therein.

In June 2020, we entered into a consulting agreement with a consultant pursuant to which we agreed upon the three-month anniversary of the agreement to issue a warrant to purchase up to 7,500 shares of our common stock. The warrants are exercisable at $1.30 per share and have a term of 18 months from the date of issuance.

In May 2021, we entered into an agreement with a consultant pursuant to which we agreed to issue warrants to purchase an aggregate of 100,000 shares of common stock, 50,000 of which are exercisable at $1.50 per share and 50,000 of which are exercisable at $2.00 per share, in each case exercisable until December 31, 2022. In addition, in June 2021, we entered into an agreement with a consultant pursuant to which we agreed to issue warrants to purchase 50,000 shares of common stock at an exercise price of $1.50 per share exercisable until December 31, 2022.

On May 26, 2021, we entered into the Amendment to the Purchase Agreement with Shoshana Zigdon, pursuant to which we issued 2,500,000 shares of common stock to Ms. Zigdon in a private placement.

On October 26, 2021, we entered into the RD Purchase Agreements with the Purchasers, pursuant to which the Company agreed to sell and issue in the RD Offering an aggregate of 2,514,800 RD Shares, and, in a concurrent private placement, an aggregate of 1,886,100 RD Warrants, at an offering price of $1.352 per share and associated warrant. In addition, we entered into the PIPE Purchase Agreements with the Purchasers pursuant to which we agreed to sell and issue in a PIPE Offering an aggregate of 3,772,208 PIPE Shares, an aggregate of 2,829,156, at the same purchase price as in the RD Offering. The Offerings closed on October 28, 2021. The Warrants are immediately exercisable and expire five years from issuance at an exercise price of $1.26 per share, subject to adjustment as set forth therein. The Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares underlying the warrants.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Form on Form 8-K filed on March 23, 2017)

3.2	Amended and Restated By-Laws of My Size, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 4, 2016)

3.3	Amendment to Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on February 20, 2018)

3.4	Second Amended and Restated By-Laws of My Size, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 24, 2018)

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 18, 2019)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A filed on November 14, 2016)

4.2	Form of Warrant to Purchase Common Stock issued on December 22, 2017 (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A filed on December 18, 2017)

4.3	Form of Warrant to Purchase Common Stock issued on February 2, 2018 (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on March 27, 2019)

4.4	Description of Securities Registered under Section 12 (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on March 19, 2020)

4.5	Form of Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1, Amendment No. 1, filed with the SEC on May 5, 2020.)

4.6	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1, Amendment No. 1, filed with the SEC on May 5, 2020)

5.1**	Opinion of McDermott Will & Emery LLP

10.1	My Size, Inc. 2017 Equity Incentive Plan (incorporated by reference as an exhibit to the Company’s Definitive Proxy Statement on Schedule DEF 14A filed on March 2, 2017)

10.2	My Size, Inc. 2017 Consultant Equity Incentive Plan (incorporated by reference as an exhibit to the Company’s Definitive Proxy Statement on Schedule DEF 14A filed on March 2, 2017)

10.3	My Size, Inc. 2017 Stock Option Plan Israel Grantees Sub-Plan (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed on March 27, 2019)

10.5	Form of Warrant (incorporated by reference as Exhibit 99.3 to the Company’s Registration Statement on Form S-3 filed on September 20, 2016)

10.6	Purchase Agreement between My Size, Inc. and Shoshana Zigdon dated as of February 16, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed on March 4, 2016)

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10.7	Warrant issued to Longside Ventures LLC dated February 22, 2017 (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on March 3, 2017)

10.8	Form of Warrant issued October 30, 2017 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 27, 2017)

10.9 +	Employment Agreement between My Size Israel 2014 Ltd. and Ronen Luzon dated November 18, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 19, 2018)

10.10 +	Employment Agreement between My Size Israel 2014 Ltd. and Or Kles dated November 18, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 19, 2018)

10.11 +	Employment Agreement between My Size Israel 2014 Ltd. and Billy Pardo dated November 18, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 19, 2018)

10.12	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 15, 2020)

10.13	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 15, 2020)

10.14	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on January 15, 2020)

10.15	Securities Purchase Agreement (incorporated by reference to Exhibit 10.30 to the Company’s Registration Statement on Form S-1, Amendment No. 1, filed with the SEC on May 5, 2020)

10.16	Underwriting Agreement, dated January 5, 2021, by and between the Company and Aegis Capital Corp. (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on January 7, 2021)

10.17	Underwriting Agreement, dated March 22, 2021, by and between the Company and Aegis Capital Corp. (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on March 25, 2021)

10.18	Amendment to Purchase Agreement between My Size Israel 2014 Ltd., My Size, Inc. and Shoshana Zigdon (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on August 16, 2021)

10.19	Form of Registered Direct Offering Securities Purchase Agreement, dated October 26, 2021, by and between the Company and the Purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 28, 2021)

10.20	Form of PIPE Securities Purchase Agreement, dated October 26, 2021, by and between the Company and the Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 28, 2021)

10.21	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 28, 2021)

10.22**	Form of Placement Agent Warrant issued by the Company on October 28, 2021

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10.23	Form of Registration Rights Agreement, dated October 26, 2021, by and between the Company and the Purchasers (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 28, 2021)

10.24	Engagement Agreement, dated October 26, 2021, by and between the Company and the Purchasers (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 28, 2021)

10.25	Settlement Agreement dated November 4, 2021, among My Size, Inc., David Lazar and certain of his affiliates (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 5, 2021)

23.1*	Consent of Somekh Chaikin

23.2**	Consent of McDermott Will & Emery LLP (contained in Exhibit 5.1)

24.1**	Power of Attorney

*	Filed herewith

**	Previously Filed

(b)	Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

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Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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(5)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, State of Israel on this November 19, 2021.

MY SIZE, INC.

By:	/s/ Ronen Luzon
Name:	Ronen Luzon
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ronen Luzon	Chief Executive Officer and Director	November 19, 2021
Ronen Luzon	(principal executive officer)

/s/ Or Kles	Chief Financial Officer	November 19, 2021
Or Kles	(principal financial officer and principal accounting officer)

*	Director	November 19, 2021
Arik Kaufman

*	Director	November 19, 2021
Oren Elmaliah

*	Director	November 19, 2021
Oron Branitzky

*	Director	November 19, 2021
Guy Zimmerman

By:	/s/ Or Kles
Or Kles
Attorney-in-fact

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